Exhibit 10.4

Execution Version

ASSUMPTION AGREEMENT

ASSUMPTION AGREEMENT, dated as of October 4, 2019 (this “Assumption Agreement”), made by ABRA FRANCHISOR SPV LLC, a Delaware limited liability company (the “Additional Guarantor”), in favor of CITIBANK, N.A., as Trustee under the Indenture referred to below (in such capacity, together with its successors, the “Trustee”). All capitalized terms not defined herein shall have the meaning ascribed to them in the Base Indenture Definitions List attached to the Base Indenture (as defined below) as Annex A thereto.

W I T N E S S E T H:

WHEREAS, Driven Brands Funding, LLC, a Delaware limited liability company, the Trustee and Citibank, N.A., as securities intermediary, have entered into an Amended and Restated Base Indenture, dated as of April 24, 2018 (exclusive of any Series Supplements, the “Base Indenture”, as amended by Amendment No. 1 to the Amended and Restated Base Indenture, dated as of March 19, 2019, Amendment No. 2 to the Amended and Restated Base Indenture, dated as of June 15, 2019, and Amendment No. 3 to the Amended and Restated Base Indenture, dated as of September 17, 2019, and together with all Series Supplements, the “Indenture”), providing for the issuance from time to time of one or more Series of Notes thereunder; and

WHEREAS, in connection with the Base Indenture, the Guarantors and the Trustee have entered into the Amended and Restated Guarantee and Collateral Agreement, dated as of April 24, 2018 (as amended, supplemented or otherwise modified from time to time, the “Guarantee and Collateral Agreement”) in favor of the Trustee for the benefit of the Secured Parties;

WHEREAS, the Base Indenture requires the Additional Guarantor to become a party to the Guarantee and Collateral Agreement; and

WHEREAS, the Additional Guarantor has agreed to execute and deliver this Assumption Agreement in order to become a party to the Guarantee and Collateral Agreement;

NOW, THEREFORE, IT IS AGREED:

1.    Guarantee and Collateral Agreement. By executing and delivering this Assumption Agreement, the Additional Guarantor, as provided in Section 8.11 of the Guarantee and Collateral Agreement, hereby becomes a party to the Guarantee and Collateral Agreement as a Guarantor thereunder with the same force and effect as if originally named therein as a Guarantor and, without limiting the generality of the foregoing, hereby expressly assumes all obligations and liabilities of a Guarantor thereunder. In furtherance of the foregoing, the Additional Guarantor, as security for the payment and performance in full of the Obligations, does (x) hereby create and grant to the Trustee for the benefit of the Secured Parties a security interest in all of the Additional Guarantor’s right, title and interest in and to the Collateral of the Additional Guarantor and (y) jointly and severally with the other Guarantors, unconditionally and irrevocably hereby guarantee the prompt and complete payment and performance by the Issuer when due (whether at the stated maturity by acceleration or otherwise, but after giving effect to all applicable grace periods) of the Issuer Obligations. Each reference to a “Guarantor” in the Guarantee and Collateral Agreement shall be deemed to include the Additional Guarantor. The Guarantee and Collateral Agreement is hereby incorporated herein by reference. The information set forth in Annex 1-A hereto (A) is true and correct as of the date hereof in all material respects and (B) is hereby added to the information set forth in Schedule 4.5 to the Guarantee and Collateral Agreement and such Schedule shall be deemed so amended. The Additional Guarantor hereby represents and warrants that each of the representations and warranties contained in Section 4 of the Guarantee and Collateral Agreement applicable to it is true and correct on and as the date hereof (after giving effect to this Assumption Agreement) as if made on and as of such date.

2.    Representations of Additional Guarantor. The Additional Guarantor represents and warrants to the Trustee for the benefit of the Secured Parties that this Assumption Agreement has been duly authorized, executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

3.    Counterparts; Binding Effect. This Assumption Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which taken together shall constitute a single contract. This Assumption Agreement shall become effective when (a) the Trustee shall have received a counterpart of this Assumption Agreement that bears the signature of the Additional Guarantor and (b) the Trustee has executed a counterpart hereof. Delivery of an executed counterpart of a signature page of this Assumption Agreement by telecopy or .pdf file shall be effective as delivery of a manually executed counterpart of this Assumption Agreement.

4.    Full Force and Effect. Except as expressly supplemented hereby, the Guarantee and Collateral Agreement shall remain in full force and effect.

5.    Severability. In case any provision in this Agreement or any other Transaction Document shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

6.    Notices. All communications and notices hereunder shall be in writing and given as provided in Section 8.2 of the Guarantee and Collateral Agreement. All communications and notices hereunder to the Additional Guarantor shall be given to it at the address set forth under its signature below.

7.    Fees and Expenses. The Additional Guarantor agrees to reimburse the Trustee for its reasonable and documented out-of-pocket expenses in connection with the execution and delivery of this Assumption Agreement, including the reasonable fees and disbursements of outside counsel for the Trustee.

8.    Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES (OTHER THAN SECTIONS 5-1404 AND 5-1402 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK).

IN WITNESS WHEREOF, the undersigned has caused this Assumption Agreement to be duly executed and delivered as of the date first above written.

ABRA FRANCHISOR SPV LLC

By:	/s/ Noah Pollack
Name:	Noah Pollack
Title:	Executive Vice President and Secretary

Address:	440 South Church St. Ste. 700
Charlotte, NC 28202
Attention:	General Counsel

AGREED TO AND ACCEPTED

CITIBANK, N.A., in its capacity as Trustee

By:	/s/ Jacqueline Suarez
Name:	Jacqueline Suarez
Title:	Senior Trust Officer

Annex 1-A

GUARANTOR OWNERSHIP RELATIONSHIPS

ENTITY	OWNED BY	SUBSIDIARIES
ABRA Franchisor SPV LLC	Driven Systems LLC	None